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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14A INFORMATION
                  PROXY STATEMENT PURSUANT TO SECTION 14(A) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

Filed by the registrant  /X/

Filed by a party other than the registrant  / /

Check the appropriate box:
/ /  Preliminary proxy statement
/X/  Definitive proxy statement
/ /  Definitive additional materials
/ /  Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                            WAXMAN INDUSTRIES, INC.
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                            WAXMAN INDUSTRIES, INC.
                   (NAME OF PERSON(S) FILING PROXY STATEMENT)

/X/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1) Title of each class of securities to which transaction applies:

     (2) Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4) Proposed maximum aggregate value of transaction:

     (5) Total fee paid:

/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount previously paid:

     (2) Form, schedule or registration statement no.:

     (3) Filing party:

     (4) Date filed:

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
                        WAXMAN INDUSTRIES INC. [LOGO]
                               24460 Aurora Road
                          Bedford Heights, Ohio 44146
                               ------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                               NOVEMBER 26, 1996
                               ------------------

To Our Stockholders:

     The Annual Meeting of Stockholders (the "Annual Meeting") of Waxman Industries, Inc. (the "Company") will be held at the offices of the Company, 24460 Aurora Road, Bedford Heights, Ohio on November 26, 1996 at 11:00 a.m. Cleveland time to consider and act on the following matters:

          1. The election of seven directors of the Company to serve until the 1997 Annual Meeting of Stockholders and until their successors are elected and qualified;

          2. The approval of the Company's 1996 Non-Employee Directors' Restricted Share Plan;

          3. The approval of grants of Stock Appreciation Rights to certain executive officers;

          4. The ratification of the appointment of Arthur Andersen LLP as the independent public accountants of the Company; and

          5. Such other business as may properly come before the Annual Meeting and any adjournment thereof.

     The foregoing matters are described in more detail in the Proxy Statement which follows.

     The Board of Directors has fixed the close of business on October 21, 1996 as the record date for determining stockholders entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements thereof. Accordingly, only holders of record of shares of Common Stock and Class B Common Stock of the Company at the close of business on such date will be entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements thereof. A copy of the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 1996, as amended by an amendment on Form 10-K/A, is enclosed herewith.

     YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, PLEASE MARK, DATE, SIGN AND RETURN PROMPTLY THE ENCLOSED PROXY CARD IN THE RETURN STAMPED ENVELOPE PROVIDED. PROXIES ARE REVOCABLE BY WRITTEN NOTICE TO THE SECRETARY OF THE COMPANY AT ANY TIME PRIOR TO THEIR BEING VOTED OR BY APPEARANCE AT THE ANNUAL MEETING TO VOTE IN PERSON. YOUR PROMPT RETURN OF THE PROXY WILL BE OF GREAT ASSISTANCE IN PREPARING FOR THE ANNUAL MEETING AND IS THEREFORE STRONGLY REQUESTED.

                                            By Order of the Board of Directors

                                            /s/ Kenneth Robins

                                            KENNETH ROBINS, Secretary

October 28, 1996

                        WAXMAN INDUSTRIES INC. [LOGO]
                                PROXY STATEMENT

                               ------------------

                         ANNUAL MEETING OF STOCKHOLDERS

                               NOVEMBER 26, 1996

                               ------------------

                                  INTRODUCTION

     This Proxy Statement is being furnished to stockholders of Waxman Industries, Inc. (the "Company") in connection with the Annual Meeting of Stockholders of the Company (the "Annual Meeting") to be held at 11:00 a.m., Cleveland time, on Tuesday, November 26, 1996, at the offices of the Company. The enclosed proxy is solicited on behalf of the Board of Directors of the Company and is subject to revocation at any time prior to the voting of the proxy as provided below. Unless a contrary choice is indicated, all duly executed proxies received by the Company will be voted for (i) the election of the seven nominees for directors; (ii) the proposal to approve the Waxman Industries, Inc. 1996 Non-Employee Directors' Restricted Share Plan; (iii) the approval of grants of Stock Appreciation Rights to certain executive officers; and (iv) the ratification of the appointment of Arthur Andersen LLP as the independent public accountants of the Company. The approximate date on which this Proxy Statement and the enclosed proxy card are first being sent to stockholders is October 28, 1996.

     Stockholders of record at the close of business on October 21, 1996 are entitled to notice of, and to vote at, the Annual Meeting and any adjournment or postponement thereof. On that date, there were outstanding 9,703,728 shares of common stock, $.01 par value, of the Company ("Common Stock"), and 2,153,046 shares of Class B common stock, $.01 par value, of the Company ("Class B Common Stock"). Each share of Common Stock is entitled to one vote on all matters to come before the Annual Meeting, and each share of Class B Common Stock is entitled to ten votes on all matters to come before the Annual Meeting. Directors will be elected by a plurality of the votes of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the election of directors. Action on the other matters scheduled to come before the Annual Meeting will be authorized by the affirmative vote of the majority of shares present in person or represented by proxy at the meeting and entitled to vote on such matters. For purposes of determining whether a matter has received a majority vote, abstentions will be included in the vote totals, with the result that an abstention has the same effect as a negative vote. In instances where brokers are prohibited from exercising discretionary authority for beneficial owners who have not returned a proxy (so-called "broker non-votes"), those shares will not be included in the vote totals, will only be counted for purposes of determining whether a quorum is present at the Annual Meeting and therefore will have no effect on the vote. The Company currently has no class of voting securities outstanding other than Common Stock and Class B Common Stock.

     Shares cannot be voted at the Annual Meeting unless the holder thereof is present or represented by proxy. When proxies in the accompanying form are returned, properly executed, the shares represented thereby will be voted as specified thereon. Any stockholder giving a proxy has the right to revoke it at any time prior to its exercise, either in writing delivered to the Secretary of the Company at its executive offices, or in person at the Annual Meeting.

                             COMMON STOCK OWNERSHIP

CAPITAL STOCK

     The following table sets forth, as of September 20, 1996 (except as noted in footnote 8 and 9 below), the number of shares of Common Stock beneficially owned by each director, by the directors and executive officers of the Company as a group and by each holder of at least five percent of Common Stock known to the Company, and the respective percentage ownership of the outstanding Common Stock and Class B Common Stock and voting power held by each such holder and group. The mailing address for Messrs. Melvin and Armond Waxman is the executive office of the Company.

                                                                  PERCENTAGE
                                      NUMBER OF SHARES             OWNERSHIP
                                     BENEFICIALLY OWNED        -----------------
                                   -----------------------                CLASS
                                                  CLASS B                   B         PERCENTAGE
            NAME AND                COMMON        COMMON       COMMON     COMMON     OF AGGREGATE
        BENEFICIAL OWNER             STOCK         STOCK       STOCK      STOCK      VOTING POWER
--------------------------------   ---------     ---------     ------     ------     ------------
Melvin Waxman(1)................     980,300     1,011,932      10.0%      47.0%         35.4%
Armond Waxman(2)................     880,882       770,282       9.0       35.8          27.4
Laurence S. Waxman(3)...........     103,525        55,252       1.1          *           2.1
William Pray(4).................      66,875            --         *         --             *
Irving Friedman(5)..............      10,000            --         *         --             *
Samuel J. Krasney(6)............      16,750         6,750         *          *             *
Judy Robins(7)..................      79,750        75,250         *        3.5           2.7
Directors and officers as
  a group (9 individuals).......   2,138,082     1,919,466      21.2       89.1          67.4
Weiss, Peck & Greer(8)..........   1,286,400            --      13.3         --           4.1
  One New York Plaza
  New York, NY 10004
Monarch Management
     Group, Ltd.(9).............   1,141,789            --      11.8         --           3.7
  767 Fifth Avenue
  New York, New York 10153

---------------

  * less than 1%

(1) Includes 150,000 shares of Common Stock subject to options granted to Mr. Waxman pursuant to the 1992 Non-Qualified and Incentive Option Plan (the "1992 Plan") and 100 shares of Common Stock owned by a member of Mr. Melvin Waxman's immediate family, as to which shares Mr. Waxman disclaims beneficial interest. Does not include 200,000 shares of Common Stock subject to stock appreciation rights granted to Mr. Waxman by the Board of Directors, which are subject to stockholder approval at the Annual Meeting.

(2) Includes 150,000 shares of Common Stock subject to options granted to Mr. Waxman pursuant to the 1992 Plan and 100 shares of Common Stock owned by a member of Mr. Waxman's immediate family, as to which shares Mr. Waxman disclaims beneficial interest. Does not include 200,000 shares of Common Stock subject to stock appreciation rights granted to Mr. Waxman by the Board of Directors, which are subject to stockholder approval at the Annual Meeting.

(3) Includes 28,750 shares of Common Stock subject to options granted to Mr. Waxman pursuant to the 1992 Plan and 27,100 shares of Common Stock for which Mr. Waxman is custodian to his minor children. Does not include 100,000 shares of Common Stock subject

                                        2

    to stock appreciation rights granted to Mr. Waxman by the Board of Directors, which are subject to stockholder approval at the Annual Meeting.

(4) Includes 41,875 shares of Common Stock subject to options granted to Mr. Pray pursuant to the 1992 Plan.

(5) Includes 10,000 shares of Common Stock subject to options granted to Mr. Friedman pursuant to the 1994 Non-Employee Directors Stock Option Plan (the "1994 Directors Plan"). Does not include 5,000 shares of Common Stock granted to Mr. Friedman pursuant to the 1996 Non-Employee Directors' Restricted Share Plan, which is subject to stockholder approval at the Annual Meeting.

(6) Includes 10,000 shares of Common Stock subject to options granted to Mr. Krasney pursuant to the 1994 Directors Plan and 4,500 shares of Common Stock and 4,500 shares of the Class B Common Stock owned by Mr. Krasney's wife, as to which shares Mr. Krasney disclaims beneficial interest. Does not include 15,000 shares of Common Stock granted to Mr. Krasney pursuant to the 1996 Non-Employee Directors' Restricted Share Plan, which is subject to stockholder approval at the Annual Meeting.

(7) Includes 10,000 and 5,000 shares of Common Stock subject to options granted to Mrs. Robins as director and her spouse as Corporate Secretary of the Company, respectively, pursuant to the 1994 Directors Plan. Does not include 15,000 shares of Common Stock granted to Mrs. Robins pursuant to the 1996 Non-Employee Directors' Restricted Share Plan, which is subject to stockholder approval at the Annual Meeting.

(8) The information set forth in the table with respect to Weiss, Peck & Greer was obtained from Amendment No. 4 to a Statement on Schedule 13G, dated February 9, 1996, filed with the Securities and Exchange Commission. Such statement reflects Weiss, Peck & Greer's beneficial ownership as of December 31, 1995.

(9) The information set forth in the table with respect to Monarch Management Group, Ltd. was obtained from Amendment No. 2 to a Statement on Schedule 13D, dated July 16, 1996, filed with the Securities and Exchange Commission. Such statement reflects Monarch Management Group, Ltd.'s beneficial ownership as of July 15, 1996.


SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     The Company is required to identify any officer, director or beneficial owner of more than 10% of the Company's equity securities who failed to timely file with the Securities and Exchange Commission a required report relating to ownership and changes in ownership of the Company's equity securities. Based on material provided to the Company by such officers, directors and beneficial owners of more than 10% of the Company's equity securities, it believes that during the fiscal year ended June 30, 1996, all such filing requirements were complied with.

                                       I.

                             ELECTION OF DIRECTORS

     The authorized number of directors of the Company previously had been fixed at six, but was increased by the Board of Directors to seven upon the election of Laurence Waxman in July 1996. Management recommends that seven directors be elected to serve until the next Annual Meeting of Stockholders and until their respective successors are elected and qualified.

     Unless otherwise directed, all proxies (unless revoked or suspended) will be voted for the election of the seven nominees for director set forth below. If, for any reason, any nominee is unable to accept such nomination or to serve as a director, an event not currently anticipated, the persons named as proxies reserve the right to exercise their discretionary authority to substitute such other person or persons, as the case may be, as a management nominee, or to reduce the number of management nominees to such extent as they shall deem advisable. The Company is not aware of any reason why any nominee should become unavailable for election, or if elected, should be unable to serve as a director. Set forth below is certain information with respect to the nominees. All of the nominees are currently directors of the Company. Armond and Melvin Waxman are brothers, Judy Robins is their sister and Laurence Waxman is Melvin Waxman's son.

        NAME, AGE AND OTHER
    POSITIONS WITH THE COMPANY                         BUSINESS EXPERIENCE
-----------------------------------  --------------------------------------------------------
Melvin Waxman, 62                    Mr. Melvin Waxman was elected Co-Chairman of the Board
  Chairman of the Board and          and Co-Chief Executive Officer of the Company in June
  Co-Chief Executive Officer         1995. Upon the consummation of the initial public
                                     offering (the "Barnett Public Offering") of Barnett Inc.
                                     ("Barnett") in April 1996, Mr. Waxman became the
                                     Chairman of the Board and Co-Chief Executive Officer of
                                     the Company. Mr. Waxman has been a Chief Executive
                                     Officer of the Company for over 20 years and has been a
                                     director of the Company since 1962. Mr. Waxman was
                                     Chairman of the Board of the Company since August 1976.
                                     Mr. Waxman is the Chairman of the Board of Barnett.
Armond Waxman, 57                    Mr. Armond Waxman was elected Co-Chairman of the Board
  President, Co-Chief Executive      and Co-Chief Executive Officer and Treasurer of the
  Officer and Director               Company in June 1995. Upon the consummation of the
                                     Barnett Public Offering in April 1996, Mr. Waxman became
                                     the President and Co-Chief Executive Officer of the
                                     Company. Mr. Waxman has been the President and Treasurer
                                     of the Company since August 1976. Mr. Waxman has been a
                                     director of the Company since 1962 and was Chief
                                     Operating Officer of the Company from August 1976 to May
                                     1988. Mr. Waxman is the Vice- Chairman of the Board of
                                     Barnett.
Laurence Waxman, 39                  Mr. Laurence Waxman was elected Senior Vice President of
  Senior Vice President              Waxman Industries in November 1993 and is also President
  and Director                       of Consumer Products, a position he has held since 1988.
                                     Mr. Waxman joined the Company in 1981. Mr. Waxman was
                                     appointed to the board of directors of the Company in
                                     July 1996.
William R. Pray, 49                  Mr. Pray was elected President and Chief Operating
  Director                           Officer of the Company in June 1995. Mr. Pray served as
                                     Senior Vice President of the Company from February 1991
                                     and is also the President of Barnett, a position he has
                                     held since 1987. Mr. Pray joined Barnett in 1979 as Vice
                                     President of sales and marketing. Upon the consummation
                                     of the Barnett Public Offering in April 1996, Mr. Pray
                                     resigned from his position as an officer of the Company,
                                     but remains a director. He is presently the President
                                     and Chief Executive Officer and a Director of Barnett.

        NAME, AGE AND OTHER
    POSITIONS WITH THE COMPANY                         BUSINESS EXPERIENCE
-----------------------------------  --------------------------------------------------------
Samuel J. Krasney, 71                Mr. Krasney has been a director of the Company since
  Director                           1977. In September 1993, Mr. Krasney retired from his
                                     position of Chairman of the Board, President and Chief
                                     Executive Officer of Banner Aerospace, Inc., a
                                     distributor of parts in the aviation aftermarket, a
                                     position he had held since June 1990. In September 1993,
                                     Mr. Krasney also retired from The Fairchild Corporation
                                     (formerly Banner Industries, Inc.) where he had been
                                     Vice Chairman of the Board since 1985. Fairchild is a
                                     manufacturer and distributor of fasteners to the
                                     aerospace industry and is a shared tenant provider of
                                     telecommunication services to office buildings. Mr.
                                     Krasney is also a director of FabriCenters of America,
                                     Inc.
Irving Z. Friedman, 63               Mr. Friedman has been a director of the Company since
  Director                           1989. Mr. Friedman has been a certified public
                                     accountant with the firm of Krasney Polk Friedman &
                                     Fishman for more than the past five years. Mr. Friedman
                                     is the brother-in-law of Samuel Krasney.
Judy Robins, 47                      Mrs. Robins has been a director of the Company since
  Director                           1980. Mrs. Robins has owned and operated an interior
                                     design business for more than the past five years. Mrs.
                                     Robins' husband is the Secretary of the Company.

                       INFORMATION RELATING TO THE BOARD
                OF DIRECTORS AND CERTAIN COMMITTEES OF THE BOARD

     The Board of Directors held three meetings during the fiscal year ended June 30, 1996 and on numerous occasions took action by unanimous written consent. The Company has an Executive Committee, Audit Committee, Compensation Committee and Stock Option Committee. Messrs. Melvin and Armond Waxman and Krasney serve on the Executive Committee, Messrs. Friedman and Krasney serve on the Audit Committee and the Stock Option Committee and Mrs. Robins and Messrs. Krasney and Friedman serve on the Compensation Committee. The Company does not have a nominating committee.

AUDIT COMMITTEE

     The Audit Committee acts as a liaison between the Company's independent auditors and the Board of Directors, reviews the scope of the annual audit and the management letter associated therewith, reviews the Company's annual and quarterly financial statements and reviews the sufficiency of the Company's internal accounting controls. The Audit Committee held one meeting during fiscal 1996.

COMPENSATION COMMITTEE

     The Compensation Committee determines the salaries and bonuses of Messrs. Melvin and Armond Waxman (members of the Board of Directors who are also officers of the Company). Although the Compensation Committee held no meetings during fiscal 1996, on several occasions it took action by unanimous written consent.

STOCK OPTION COMMITTEE

     The Stock Option Committee administers both the 1992 Non-Qualified and Incentive Stock Option Plan of the Company and the Employee Stock Purchase Plan of the Company. The Stock Option Committee held one meeting during fiscal 1996.

DIRECTOR REMUNERATION

     Each director who is not an employee of the Company received a fee of $3,000 per fiscal quarter for services as a director during fiscal 1996 plus a fee of $1,000 plus traveling expenses for each board meeting he or she attended. In addition, during fiscal 1996, each director who is not an employee of the Company was automatically granted 5,000 shares of restricted Common Stock for each five full years of service such director served on the Board of Directors pursuant to the Waxman Industries, Inc. 1996 Non-Employee Directors' Restricted Share Plan, which Plan is subject to stockholder approval at the Annual Meeting. See "II. Approval of the Waxman Industries, Inc. 1996 Non-Employee Directors' Restricted Share Plan."

EXECUTIVE COMPENSATION

     The following table sets forth the cash compensation paid for services rendered during fiscal 1996 to the Co-Chief Executive Officers and the four other most highly compensated executive officers of the Company:

                           SUMMARY COMPENSATION TABLE

                                                                                 LONG-TERM COMPENSATION
                                                                               ---------------------------
                                                  ANNUAL COMPENSATION(1)        SECURITY       ALL OTHER
              NAME AND                           -------------------------     UNDERLYING     COMPENSATION
         PRINCIPAL POSITION             YEAR     SALARY($)     BONUS($)(2)     OPTIONS(#)        ($)(3)
-------------------------------------   ----     ---------     -----------     ----------     ------------
Melvin Waxman                           1996      300,000        250,000         200,000(4)       90,961
Chairman of the Board and               1995      311,065             --              --         111,397
Co-Chief Executive Officer              1994      325,000        100,000         300,000          45,604
Armond Waxman                           1996      350,000        400,000         200,000(4)       73,834
President and                           1995      353,277        100,000              --          97,080
Co-Chief Executive Officer              1994      366,923        200,000         300,000          86,776
William R. Pray                         1996      244,423        129,760              --          58,870
Former President                        1995      229,738         57,607          32,500          39,968(5)
and Chief Operating Officer             1994      206,250         75,000          92,500              --
John S. Peters                          1996       96,154         20,750              --          12,500
Senior Vice President                   1995      136,119         22,500              --          12,500
-- Operations                           1994      130,018         42,500          52,500          12,500
Laurence S. Waxman                      1996      189,098         50,000          50,000          12,549
Senior Vice President                   1995      190,480         50,000              --          12,544
                                        1994      151,826         65,000          57,500          11,589
Michael J. Vantusko(6)                  1996       84,461        102,150          40,000              --
Vice President -- Finance and Chief
Financial Officer

---------------

(1) Certain executive officers received compensation in fiscal 1994, 1995 and 1996 in the form of perquisites, the amount of which does not exceed reporting thresholds.

(2) Messrs. Peters and Vantusko received their bonuses under the Company's Profit Incentive Plan. In addition, Mr. Vantusko received a $75,000 discretionary bonus during fiscal 1996. Mr. Pray received $100,000 and $25,000 discretionary bonuses in fiscal 1996 and 1994, respectively. Mr. Laurence Waxman received his bonus pursuant to his Employment Agreement. Messrs. Armond and Melvin Waxman received their bonuses at the discretion of the Board of Directors.

(3) Unless otherwise noted, amounts principally represent premiums on split-dollar life insurance policies.

                                        6

(4) On March 29, 1996, each of Messrs. Melvin and Armond Waxman were awarded a stock appreciation right ("SAR") with respect to 200,000 shares of the Common Stock of the Company. Each SAR vests in whole three years after the date of grant but not prior thereto, except in certain limited circumstances. The SARs are subject to stockholder approval at the Annual Meeting.

(5) Includes the grant of 25,000 shares of Common Stock to Mr. Pray in June 1995 and the accrual of a tax "gross up" payment with respect thereto.

(6) Mr. Vantusko joined the Company in October 1995.


EMPLOYMENT AGREEMENTS

     Mr. Peters entered into an employment agreement with the Company which became effective as of January 1, 1992, was amended as of October 23, 1995, and terminates on June 30, 1997. Pursuant to such employment agreement, Mr. Peters is to serve as Senior Vice President, Operations of the Company, and is also to serve in such substitute or further offices or positions with the Company or any subsidiary or affiliate of the Company as shall, from time to time, be assigned by the Board of Directors of the Company. Mr. Peters' employment agreement provides for a minimum annual salary of $125,000, which salary will be reviewed annually by the Company (and shall be reduced by a corresponding percentage reduction in hours worked in the sole discretion of the Company). Mr. Peters' annual salary was decreased to $90,000 in fiscal 1996 due to a corresponding reduction in hours to three days per week and $60,000 in the first quarter of fiscal 1997 due to a corresponding reduction in hours to two days per week. Increases in salary and the granting of bonuses to Mr. Peters will be determined by the Company, in its sole discretion, based on such individual's performance and contributions to the success of the Company, his responsibilities and duties and the salaries of other senior executives of the Company. The employment agreement provides that upon termination of employment for any reason other than death, disability (as defined therein) or cause (as defined therein), Mr. Peters will be entitled to receive all of the compensation he would otherwise be entitled to through the end of the term of the agreement. The employment agreement also contains provisions which restrict Mr. Peters from competing with the Company during the term of the agreement and for two years following the termination thereof.

     Upon the consummation of the Barnett Public Offering, Mr. Pray resigned from his office at the Company. Mr. Pray entered into an employment agreement with Barnett which became effective as of July 1, 1990, was amended as of January 1, 1996 and terminates on January 1, 2006. Pursuant to such employment agreement, Mr. Pray is to serve as President and Chief Executive Officer of Barnett and will provide services to Barnett in such managerial areas as Mr. Pray served in the past and such additional duties as shall be assigned to Mr. Pray by the Chairman and Vice-Chairman of the Board of Directors of Barnett. Mr. Pray's employment agreement provides for a minimum annual salary of $260,000 for the first year of the employment agreement and provides that for each year thereafter the minimum annual salary will be increased by eight percent (8%) of the prior year's base salary until such base salary reaches $300,000 per year, after which time the base salary shall be increased (but not decreased) each year by (1) changes in the applicable Consumer Price Index (the "CPI"), or (2) such greater amount as may be determined by the Board of Directors of Barnett, in its discretion. If the increase in the CPI for 1997 is greater than 8%, Mr. Pray's base salary for 1998 shall be increased above $300,000 by the percentage arrived at by subtracting 8% from the increase in the CPI for 1997. Mr. Pray is eligible to receive discretionary bonuses as may from time to time be determined in the sole discretion of the Board of Directors of Barnett. In addition, pursuant to the terms of the employment agreement, Mr. Pray will continue to be provided with certain benefits and perquisites currently provided to him, as well as a $2,000,000 split dollar life insurance policy and has also entered into a money purchase deferred compensation agreement pursuant to which Barnett established an account into which it deposits approximately $59,000 annually. The balance remaining in the account upon the termination of employment of Mr. Pray shall be paid to him or his beneficiaries, as the case may be. In the event that Mr. Pray's employment is terminated without Cause (as defined therein) or in the event he terminates his employment for Good Reason (as defined therein), he will be entitled to receive, in one lump sum, an amount equal to the present value of the product of (i) the sum of (x) the base salary (as such base salary would have been adjusted for the remainder of the term) and
(y) the average of the bonus compensation paid to Mr. Pray with respect to the three years preceding the termination of the new employment agreement and (ii) the greater of (a) the remaining number of years (or portions thereof) in the term of the new employment agreement and (b) two; provided, however, that if any portion of such compensation would constitute an "excess parachute payment" under Section 280G of the Internal Revenue Code of 1986, as amended, the amount of such compensation would be reduced to the highest amount that would not constitute an excess parachute payment. The employment agreement also contains provisions which restrict Mr. Pray from competing with Barnett during the term of the agreement and for two years following termination thereof.

     Mr. Laurence Waxman entered into an employment agreement with Waxman Consumer Products Group Inc., a wholly owned subsidiary of the Company ("Consumer Products"), which became effective as of November 1, 1994 and terminates on October 31, 1999. Pursuant to such employment agreement, Mr. Laurence Waxman is to serve as President of Consumer Products, and is also to serve in such further offices or positions with Consumer Products or any subsidiary or affiliate of Consumer Products as shall, from time to time, be assigned by the Board of Directors of Consumer Products. Mr. Laurence Waxman's employment agreement provides for an annual salary of $200,000 for the first year of the employment agreement and provides that for each year thereafter the annual salary will be increased by six percent of the prior year's salary. Additional increases in salary and the granting of bonuses to Mr. Laurence Waxman will be determined by Consumer Products, in its sole discretion, based on such individual's performance and contributions to the success of Consumer Products, his responsibilities and duties and the salaries of other senior executives of Consumer Products. A bonus in the amount of $50,000 was granted to Mr. Laurence Waxman in fiscal 1996. During fiscal 1996, Mr. Waxman agreed to temporarily reduce his annual salary in an effort to support the Company's cost containment efforts. The employment agreement provides that upon termination of employment by Mr. Laurence Waxman for good reason (as defined therein) or by the Company for any reason other than death, disability (as defined therein) or cause (as defined therein), Mr. Laurence Waxman will be entitled to receive all of the compensation he would otherwise be entitled to through the end of the term of the agreement. The employment agreement also contains provisions which restrict Mr. Laurence Waxman from competing with the Company or Consumer Products during the term of the agreement and for two years following the termination thereof.

STOCK OPTION AND SAR GRANTS

     The following table sets forth the information noted for all grants of stock options made by the Company during fiscal 1996 to each of the executive officers named in the Summary Compensation Table:

                    OPTION/SAR(1) GRANTS IN LAST FISCAL YEAR

                                                                                          POTENTIAL
                                                                                      REALIZABLE VALUE
                                                                                             AT
                                                                                       ASSUMED ANNUAL
                                       INDIVIDUAL GRANTS                               RATES OF STOCK
                              -----------------------------------                           PRICE
                                          % OF TOTAL                                    APPRECIATION
                                           OPTIONS                                       FOR OPTION
                              OPTIONS     GRANTED TO     EXERCISE                          TERM(1)
                              GRANTED    EMPLOYEES IN     PRICE        EXPIRATION     -----------------
NAME                            (#)      FISCAL YEAR      ($/SH)          DATE        5% ($)    10% ($)
----                          -------    ------------    --------    --------------   ------    -------
Laurence S. Waxman            50,000        12.98%          1.00     Feb. 2, 2006     31,445    79,687
Michael J. Vantusko           25,000         6.49%         1.125     Oct. 11, 2005    17,688    44,824
                              15,000         3.90%          1.00     Feb. 2, 2006      9,433    23,906

                                        % OF TOTAL
                                          SAR'S
                           SAR'S        GRANTED TO     GRANT
                         GRANTED(2)    EMPLOYEES IN    PRICE      EXPIRATION
NAME                        (#)        FISCAL YEAR     ($/SH)        DATE        5% ($)      10% ($)
----                     ----------    ------------    -----    --------------   -------    ---------
Melvin Waxman              200,000          50%        3.375    Mar. 29, 2006    424,504    1,075,776
Armond Waxman              200,000          50%        3.375    Mar. 29, 2006    424,504    1,075,776

---------------

(1) The potential realizable values represent future opportunity and have not been reduced to present value in 1996 dollars. The dollar amounts included in these columns are the result of calculations at assumed rates set by the Securities and Exchange Commission for illustration purposes, and these rates are not intended to be a forecast of the common stock price and are not necessarily indicative of the values that may be realized by the named executive officer.

(2) On March 29, 1996, each of Messrs. Melvin and Armond Waxman were awarded an SAR with respect to 200,000 shares of the Common Stock of the Company. Each SAR vests in whole three years after the date of grant but not prior thereto, except in certain limited circumstances. Such SARs are subject to stockholder approval at the Annual Meeting.


STOCK OPTION AND SAR EXERCISES

     The following tables set forth the information noted for all exercises of stock options and SARs during fiscal 1996 by each of the executive officers named in the Summary Compensation Table:
            AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND
                       FISCAL YEAR-END OPTION/SAR VALUES

                                                                                            VALUE OF UNEXERCISED
                                                                                            IN-THE-MONEY OPTIONS
                                                                                            AT FISCAL YEAR-END($)
                         SHARES                        NUMBER OF UNEXERCISED OPTIONS     ---------------------------
                       ACQUIRED ON        VALUE            AT FISCAL YEAR-END(#)                             NOT
NAME                   EXERCISE(#)     REALIZED($)       EXERCISABLE/UNEXERCISABLE       EXERCISABLE     EXERCISABLE
----                   -----------     -----------     -----------------------------     -----------     -----------
OPTIONS:
Melvin Waxman                 --              --              150,000/150,000              337,500         337,500
Armond Waxman                 --              --              150,000/150,000              337,500         337,500
William R. Pray               --              --               41,875/58,125               101,327         152,108
John S. Peters            26,250          85,312                 None/26,250                    --          59,062
Laurence S. Waxman            --              --               28,750/78,750                64,687         239,687
Michael J. Vantusko           --              --                 None/40,000                    --         136,875

                                                                                    VALUE OF UNEXERCISED
                                                                                    IN-THE-MONEY SAR'S AT
                                                                                     FISCAL YEAR-END($)
                     VALUE                        NUMBER OF UNEXERCISED SARS     ---------------------------
                  ACQUIRED ON        VALUE           AT FISCAL YEAR-END(#)                           NOT
NAME              EXERCISE(#)     REALIZED($)      EXERCISABLE/UNEXERCISABLE     EXERCISABLE     EXERCISABLE
----              ------------    ------------    ---------------------------    ------------    -----------
SAR'S:(1)
Melvin Waxman          --              --                None/200,000                None          225,000
Armond Waxman          --              --                None/200,000                None          225,000

---------------

(1) On March 29, 1996, each of Messrs. Melvin and Armond Waxman were awarded an SAR with respect to 200,000 shares of the Common Stock of the Company. Each SAR vests in whole three years after the date of grant but not prior thereto, except in certain limited circumstances. Such SARs are subject to stockholder approval at the Annual Meeting.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee of the Board of Directors (the "Committee") determines the compensation of the Company's Co-Chief Executive Officers. The Committee is composed solely of non-employee directors who are not eligible to participate in any of the executive compensation programs of the Company. The proxy rules require the Committee to disclose the Committee's bases for compensation of executive officers and for compensation reported for Melvin and Armond Waxman, the Co-Chief Executive Officers of the Company, and to discuss the relationship between the Company's performance during fiscal 1996 and compensation.

     The Company's compensation policy reflects its belief that the compensation of its senior executive officers should provide total compensation reasonably comparable and competitive to that offered by similarly situated companies and to align the interests of its executive officers with the long term interests of the Company's stockholders with the grant of equity based awards. The object of these awards is to reinforce and advance the long-term interest of the Company and its stockholders. These awards provide rewards to executives upon the creation of incremental stockholder value and have the potential of providing significant benefit to the executives without burdening the Company's cash resources. Stock options only produce value to executives as the price of the Company's stock appreciates, thereby directly linking the interests of executives with those of stockholders.

     Cash compensation of the Co-Chief Executive Officers is established by the Committee. Grants of stock options and other stock based awards for all executive officers and employees, including the Co-Chief Executive Officers, are awarded by the Company's Stock Option Committee. Both members of the Stock Option Committee are also members of the Compensation Committee.

     While competitive practices are taken into account in determining cash compensation, the Committee believes that the most important considerations in setting annual compensation are individual merit, the Company's financial performance and achievement of strategic objectives approved by the Board of Directors. The Committee does not apply any specific quantitative formula in making compensation decisions. The Committee appreciates the importance of achievements that may be difficult to quantify, and accordingly recognizes qualitative factors such as contributions of executive officers to the achievement of the Company's strategic goals in a volatile business environment, the managerial effectiveness and teamwork of individual executive officers and the implementation of policies and measures that will benefit the Company's long-term performance.

     The compensation of the Company's Co-Chief Executive Officers has been designed to provide them with a fair salary and to reward them for their efforts towards enhancing the long-term performance of the Company and ultimately increasing stockholder value. The Committee approved the base salary and cash bonuses that were paid to each of them. The salary and bonuses were approved by the Committees in order to compensate Messrs. Waxman for their continuing efforts to reduce the Company's high degree of leverage and position the Company for a return to profitability.

     In determining each of Messrs. Waxmans' compensation for fiscal 1996, including the bonuses paid to them, the Committee considered Messrs. Waxmans' efforts during fiscal 1996 in the continuous evaluation and pursuit of certain transactions intended to deleverage the Company's capital structure and provide it with greater stability and financial flexibility. As a result of these efforts, in April 1996, the Company successfully completed (x) an initial public offering (the "Barnett Public Offering") of approximately 55% of the common stock of Barnett (the "Barnett Common Stock"), (b) a private exchange offer with respect to the Company's 13 3/4% Senior Subordinated Notes due 1999 (the "Senior Subordinated Notes") and (z) an interim extension of the Company's revolving and term loan credit facilities.

     In the Barnett Public Offering, 7,207,200 shares, representing approximately 55.1% of the Barnett Common Stock, were sold in the aggregate by Barnett and Waxman USA Inc. ("Waxman USA"), a wholly-owned subsidiary of the Company, at an initial public offering price of $14.00 per share, resulting in aggregate net proceeds of $92.6 million, substantially all of which was used to repay debt, including all of the $39.2 million principal amount of the Company's 12 1/4% Senior Secured Notes due 1998 and Floating Rate Senior Secured Notes due 1998 (collectively, the "Senior Secured Notes") plus accrued interest and redemption premium of approximately $1.7 million, thereby eliminating the mandatory sinking fund requirements relating to the Senior Secured Notes which were scheduled to commence in September 1996. The net proceeds received by Waxman USA (approximately $21.0 million) not previously applied to repay debt are intended to be used to (i) reduce additional outstanding indebtedness borrowed by Consumer Products and WOC under the New Credit Agreement (as defined herein) and/or (ii) retire the Company's 12 3/4% Senior Secured Deferred Coupon Notes due 2004 (the "Deferred Coupon Notes") and/or the Company's 11 1/8% Senior Notes due 2001 (the "Waxman USA Notes") and/or (iii) reinvest in Consumer Products and/or WOC's businesses.

     In connection with the Barnett Public Offering, Waxman USA entered into an amendment and restatement of the existing revolving credit facility and term loan to provide for, among other things, an approximate one year secured credit facility and a release of Barnett from such lending arrangements. On June 28, 1996, Waxman USA refinanced such credit facility with a new credit facility provided by BankAmerica Business Credit, Inc. The new credit agreement provides for, among other things, an approximate three year secured credit facility providing for revolving credit advances of up to $30.0 million and term loans of up to $5.0 million. In addition, as part of the Company's efforts to decrease its leverage and increase its financial flexibility, on April 3, 1996, Waxman USA consummated a private exchange offer pursuant to which it exchanged $43,026,000 principal amount of the Company's Senior Subordinated Notes (representing approximately 88% of the outstanding issue) for a like amount of Waxman USA Notes and in connection therewith solicited consents to certain amendments to the indenture pursuant to which the Senior Subordinated Notes were issued. Generally, the amendments to the Senior Subordinated Note indenture eliminated virtually all of the restrictive covenants and events of defaults previously contained in such indenture. The private exchange offer decreased the Company's cash interest burden and extended the maturity of the Senior Subordinated Notes exchanged in the private exchange offer until June 2001.

     Although the Company's capital structure remains highly leveraged, the Company has been able to eliminate all near term debt maturities and to successfully increase its liquidity, allowing the Company to focus on growing its businesses. The Committee believes that each of Messrs. Armond and Melvin Waxman demonstrated a high level of leadership and responsibility for evaluating the various deleveraging transactions executed by the Company and for planning and successfully executing these deleveraging transactions, which were a vital step toward creating long term value for the Company's stockholders.

     The Committee does not establish the cash compensation levels for the Company's other executive officers. The Board has delegated to the Co-Chief Executive Officers the responsibility for establishing the salaries and bonuses payable to those individuals. However, the grants of stock options and other equity-based compensation are the responsibility of the Stock Option Committee. As a result, the members of the Committee are able to review and have input into the overall levels of compensation provided to executive officers and, in their role as Board members, are in a position to review the performances of those individuals with the Co-Chief Executive Officers.

     As it does with respect to the Co-Chief Executive Officers, the Committee supports the principle that stock ownership by the Company's executive officers, encouraged by equity based compensation plans, aligns the interests of the senior executive officers with the stockholders of the Company. By using equity-based compensation over a period of time, the executive officers of the Company will strengthen their identification with the stockholders of the Company and make increasing stockholder value an important focus for the Company's management group. To that end, in fiscal 1996, each of Messrs. Armond and Melvin Waxman were granted, subject to stockholder approval, an SAR with respect to 200,000 shares of Common Stock. The fair market value of the Common Stock as of the date of grant was $3 3/8 per share. Each of the SARs vest in whole three years after the date of grant but not prior thereto, except in certain extraordinary circumstances.

     Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), which was enacted in 1993, generally disallows a tax deduction for compensation paid or accrued in excess of $1 million with respect to the chief executive officer and each of the four most highly compensated employees of a publicly held corporation. Qualifying performance based compensation will not be subject to the deduction limit if certain requirements are met. The 1992 Plan and the Non-Employee Directors Plan, complies with these requirements. The Compensation Committee does not believe that the cash compensation to be paid to the Co-Chief Executive Officers or such other highly paid executive officers will exceed the deduction limit of Section 162(m).

                                            MEMBERS OF THE COMMITTEE:

                                            Samuel J. Krasney
                                            Irving Z. Friedman
                                            Judy Robins

     The foregoing report of the Committee shall not be deemed incorporated by reference by any general statement incorporating by reference the Proxy Statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporated this information by reference, and shall not otherwise be deemed filed under such Acts.

PERFORMANCE GRAPH

     Set forth below is a graph comparing the yearly percentage change in the cumulative total stockholder return of the Company's Common Stock, the Standard & Poor's 500 Composite Stock Index and the Standard & Poor's Building Materials Index for the period of five fiscal years commencing with fiscal 1992. The graph assumes $100 invested on July 1, 1991 in the Company and each of the other indices.

                               PERFORMANCE GRAPH

                     COMPARISON OF CUMULATIVE TOTAL RETURN*
                                (in dollars)

MEASUREMENT PERIOD           WAXMAN                       S&P BUILDING
(FISCAL YEAR COVERED)      INDUSTRIES      S & P 500       MATERIALS
  1991                       100.00          100.00          100.00
  1992                       118.80          113.41          114.29
  1993                        90.89          128.87          139.22
  1994                        57.23          130.68          127.32
  1995                        33.66          164.75          138.07
  1996                       121.19          207.59          167.18

     * Total Return Assumes Reinvestment of Dividends


          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Mrs. Judy Robins, a member of the Compensation Committee, owns a 13% equity interest in Aurora Investment Company ("Aurora"). All of the other equity interests in Aurora are owned by Melvin Waxman (34%), Armond Waxman (34%) and members of their and Mrs. Robins' families (19%). Armond and Melvin Waxman are brothers and Judy Robins is their sister. The Company, pursuant to a lease dated June 30, 1992, which expires on June 30, 2002 (with an option to renew for one additional term of five years), leases its office and warehouse facility located at 24455 Aurora Road, Bedford Heights, Ohio, from Aurora. The annual rent on the facility, consisting of approximately 125,000 square feet of space, is $314,200, which management believes is competitive with other rates in the area.

                             CERTAIN RELATIONSHIPS

     The Company and Barnett provide to and receive from each other certain selling, general and administrative services and reimburse each other for out-of-pocket disbursements related to those services. In connection with the Barnett Public Offering, the Company and Barnett, among others, entered into a New Intercorporate Agreement. Pursuant to the New Intercorporate

Agreement, the Company provides certain managerial, administrative and financial services to Barnett and Barnett pays the Company the allocable cost of the salaries and expenses of the Company's employees while they are rendering such services. Barnett also reimburses the Company for actual out-of-pocket disbursements to third parties by the Company required for the provision of such services by the Company. In addition to the services provided by the Company to Barnett pursuant to the New Intercorporate Agreement, Barnett also continues to provide certain services to the operating divisions of WOC Inc., including LeRan Copper & Brass, U.S. Lock and Madison Equipment Company. These services include the utilization of Barnett's management information systems, financial accounting, order processing and billing and collection services. The Company pays to Barnett the allocable cost of the salaries and expenses of Barnett's employees while they are performing such services. The Company also reimburses Barnett for all actual out-of-pocket disbursements to third parties by Barnett required for the provisions of such services. The net effect of these charges is not material. The arrangements provided in the New Intercorporate Agreement may be modified and additional arrangements may be entered into pursuant to a written agreement between Barnett and the Company.

                                      II.

                    APPROVAL OF THE WAXMAN INDUSTRIES, INC.
               1996 NON-EMPLOYEE DIRECTORS' RESTRICTED SHARE PLAN

     The Board of Directors of the Company adopted the Waxman Industries, Inc. 1996 Non-Employee Directors' Restricted Share Plan (the "Non-Employee Directors' Plan") on May 14, 1996, subject to stockholder approval within 12 months after such date. The Non-Employee Directors' Plan will be administered by a committee of the Board of Directors consisting of at least two directors, as appointed by the Board of Directors. The purpose of the Non-Employee Directors' Plan is to assist the Company in attracting, retaining and motivating non-employee directors by providing for, or increasing the proprietary and vested interest of the non-employee directors of the Company.

     The following is a brief description of the material features of the Non-Employee Directors' Plan; such description is qualified in its entirety by reference to the full text of the Non-Employee Directors' Plan itself, as set forth in Exhibit A to this Proxy Statement.

1996 NON-EMPLOYEE DIRECTORS' RESTRICTED SHARE PLAN

     (a) Shares Subject to the Non-Employee Directors' Plan. Up to an aggregate of 100,000 shares of Common Stock may be issued pursuant to the Non-Employee Directors' Plan. Shares which are not issued prior to expiration or termination of an award may thereafter be available for future awards under the Non-Employee Directors' Plan. The Non-Employee Directors' Plan provides for appropriate adjustments of shares available thereunder and of shares subject to outstanding awards in the event of any changes in the outstanding Common Stock by reason of any reorganization, merger, recapitalization, reclassification, capital adjustments, stock dividend, stock split or other similar transaction.

     (b) Upon the adoption of the Non-Employee Directors' Plan by the Board of Directors, 5,000 Shares of restricted stock were automatically granted to each non-employee director for each five full years of service such non-employee director served on the Board of Directors, including service prior to the inception of the Non-Employee Directors' Plan. After the date of adoption, each non-employee director will be granted on each fifth anniversary of his or her initial election an award of restricted stock equal to the excess of (x) the product of 5,000 and the result obtained by dividing the number of full years of service as a non-employee director by 5 over (y) the number of shares previously awarded to such non-employee director. The purchase price of the Shares will be equal to the par value of such shares. Such shares are subject to a required holding period of two years after the date of grant during which the shares may not be transferred except in accordance with the laws of descent and distribution or to certain family members and trusts. The two-year holding period requirement will lapse on the earliest to occur of death, disability, a change of control or certain other extraordinary events. Additional cash payments will be made to the outside directors to enable them to satisfy federal, state and local tax liabilities payable by reason of the grants of restricted stock made to them.

     (c) Amendments to the Non-Employee Directors' Plan. The Board of Directors may amend the Non-Employee Directors' Plan, but not more than once every six months with respect to provisions which relate to the amount, price and timing of grants other than to comply with certain federal laws. Any amendment increasing the total number of shares reserved, expanding the class of individuals eligible for awards, increasing the period for granting awards or which modifies the Non-Employee Directors' Plan in such a manner that requires stockholder approval may only be adopted by the Board of Directors subject to any required stockholder approval.

                        NEW PLAN BENEFITS/AWARDS GRANTED

                             WAXMAN INDUSTRIES INC.
               1996 NON-EMPLOYEE DIRECTORS' RESTRICTED SHARE PLAN

                                                                                NUMBER OF
NAME AND POSITION                                        DOLLAR VALUE(1)        SHARES(2)
-----------------                                        ---------------    -----------------
Non-Executive Director Group                                $ 135,625            35,000
  (4 individuals)

---------------

(1) Based on closing sale price of the Common Stock on October 21, 1996.

(2) The group listed in the table may receive additional grants of restricted Common Stock under the Non-Employee Directors Plan in the future (see above).


FEDERAL TAX CONSEQUENCES

     Set forth below is a description of the federal income tax consequences under the Code, of the grant of the benefits awarded under the Non-Employee Directors' Plan. This description does not purport to be a complete description of the federal income tax aspects of the Non-Employee Directors' Plan. The summary does not include any discussion of state, local or foreign income tax consequences or the effect of gift, estate or inheritance taxes, any of which may be significant to a particular director eligible to receive restricted stock.

     The federal income tax treatment to a Director who receives an award under the Non-Employee Directors' Plan will depend on whether or not he or she timely files an election under 83(b) of the Code. If such an election is timely filed, the Director will recognize ordinary income in an amount equal to the fair market value of the shares received pursuant to the Non-Employee Directors' Plan at the time of the award, without regard to any restrictions on such shares. If the election is not timely filed, the Director will recognize ordinary income at the time the shares vest in an amount equal to the fair market value of the shares at that time.

     Upon resale of the shares received pursuant to the Non-Employee Directors' Plan, the Director will recognize capital gain or loss equal to the difference (if any) between the sale price and his or her tax basis in such shares. Such gain or loss (except forfeiture if an election under Section 83(b) is filed) will be treated as capital gain or loss, and will qualify for long-term capital gain or loss treatment if the shares have been held for more than one year. The current maximum federal rate of tax on net capital gain (excess of net long-term capital gain over net short-term capital loss) is 28%.

     The Company will be entitled to a deduction in the same amount, and at the same time, that a Director recognizes as income under the rules described above.
Section 162(m) of the Code, which generally disallows a tax deduction for compensation over $1,000,000 paid to the Chief

Executive Officer and certain other highly compensated employees, should not apply to the Non-Employee Directors' Plan because employees of the Company are not eligible to participate in the Non-Employee Directors' Plan.

     Approval of the Non-Employee Directors' Plan requires an affirmative vote of the holders of a majority of the voting securities of the Company represented and voting at the Annual Meeting.

     The Board of Directors recommends a vote FOR approval of the Non-Employee Directors' Plan.

                                      III.

           APPROVAL OF THE GRANT TO CERTAIN EXECUTIVE OFFICERS STOCK
                              APPRECIATION RIGHTS

     Subject to approval of the stockholders of the Company, the Stock Option Committee of the Board of Directors (i) on March 29, 1996, granted to each of Messrs. Armond and Melvin Waxman an SAR with respect to 200,000 shares of Common Stock at a base price of $3 3/8 per share, the fair market value of the Common Stock as of the date of such grant, and (ii) on September 27, 1996, granted to Mr. Laurence Waxman an SAR with respect to 100,000 shares of Common Stock at a base price of $3 3/8 per share, the fair market value for the Common Stock as of the date of such grant.

     The following is a brief description of the material provisions of the SARs; such description is qualified in its entirety by reference to the full text of the SAR Agreement executed by each recipient of the SARs, a form of which is set forth in Exhibit B to this Proxy Statement.

DESCRIPTION OF THE SARS

     General Information. Each SAR expires ten years from the date of grant and vests in whole three years after the date of grant. Upon the exercise of the SAR, the grantee is entitled to an amount equal to the excess of the fair market value per share of the Common Stock on the date of exercise over the base price of such SAR for each share with respect to which such SAR is exercised. Each SAR is exercisable, at the election of the grantee, for either cash or Common Stock valued at the date of exercise. The SAR ceases to be exercisable on the date of the termination of the employment of the grantee with the Company, except that if the grantee's employment is terminated due to death, disability or other than "for cause" (as defined in the SAR Agreement), the grantee has the privilege of exercising the unexercised portion of the SAR within one year of the grantee's termination from employment with the Company. The Compensation Committee of the Board of Directors may modify, extend or renew the SAR, subject to the consent of the grantee of the SAR.

     Other Terms of the SARs. Upon the exercise of an SAR, the grantee is required to pay the Company the amount of the required federal and state withholding taxes, if any; the grantee may elect to have cash or shares withheld upon exercise for the payment of withholding taxes. The base price of the SAR may be adjusted in the event that the Common Stock is subdivided or a stock dividend is paid in respect of the Common Stock. The number of shares of Common Stock with respect to which each SAR applies may also be adjusted upon such events. A grantee has the right to exercise the SAR during the 90 days preceding certain extraordinary events without regard to vesting provisions. A Grantee may not sell, transfer, assign or otherwise dispose of the SAR without the consent of the Compensation Committee of the Board of Directors except by will or the laws of descent and distribution or to certain family members and trusts.

RESTRICTIONS OF RESALE

     Registration Under the Securities Act of 1933. Shares of Common Stock received upon exercise of the SAR may not be sold, offered for sale, assigned, pledged, hypothecated or otherwise disposed of unless a registration statement is filed and declared effective with the Securities and Exchange Commission ("SEC") or unless an exemption is available under the Securities Act 1933, and the rules and regulations of the SEC thereunder.

                        NEW PLAN BENEFITS/AWARDS GRANTED

                      GRANT TO CERTAIN EXECUTIVE OFFICERS
                           STOCK APPRECIATION RIGHTS

NAME AND POSITION                          DOLLAR VALUE     NUMBER OF SHARES
-----------------                          ------------     ----------------
Armond Waxman                                $100,000(1)         200,000
President, Co-Chief Executive Officer
and Director
Melvin Waxman                                $100,000(1)         200,000
Chairman of the Board, Co-Chief
Executive Officer and Director
Laurence S. Waxman                           $ 50,000(2)         100,000
Senior Vice President and Director

---------------

(1) Based on difference between the base price of the SAR as of March 29, 1996 ($3 3/8 per share) and the closing sale price of the Common Stock on October
    21, 1996.

(2) Based on difference between the base price of the SAR as of September 27, 1996 ($3 3/8 per share) and the closing sale price of the Common Stock on October 21, 1996.


FEDERAL TAX CONSEQUENCES

     Set forth below is a description of the federal income tax consequences under the Code, of the grant and exercise of the SAR's awarded to certain executive officers. This description does not purport to be a complete description of the federal income tax aspects of the SARs. The summary does not include any discussion of state, local or foreign income tax consequences or the effect of gift, estate or inheritance taxes, any of which may be significant to a particular director eligible to receive options.

     An employee will not recognize any taxable income at the time he is granted an SAR. Upon exercise of an SAR, the amount received by the executive will be taxable to the executive as ordinary income.

     The ordinary income recognized in accordance with the foregoing by a holder of an SAR who is also an employee of the Company will be treated as wages for tax purposes and will be subject to tax withholding by the Company.

     The Company will generally be entitled to a tax deduction at such time and in the amount that a holder of an SAR recognizes as ordinary income with respect to an SAR. Section 162(m) of the Code, which generally disallows a tax deduction for compensation over $1,000,000 paid to the Chief Executive Officer and certain other highly compensated employees, should not apply because the SARs should be considered "performance-based compensation."

     Approval of the grants of SARs to Messrs. Armond, Melvin and Laurence Waxman requires an affirmative vote of the holders of a majority of the voting securities of the Company represented and voting at the Annual Meeting.

     The Board of Directors recommends a vote FOR the approval of the grants of SARs to Messrs. Armond, Melvin and Laurence Waxman.

                                      IV.

            APPOINTMENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     At the Annual Meeting, the stockholders of the Company will be called upon to ratify the appointment of the independent public accountants of the Company.

     The Company's financial statements for the fiscal year ended June 30, 1996 have been examined by the firm of Arthur Andersen LLP, independent certified public accountants. Arthur Andersen LLP have been the independent certified public accountants of the Company since 1982. Representatives of Arthur Andersen LLP are expected to be present at the Annual Meeting to make a statement if they so desire and they are expected to be available to respond to appropriate questions.

     The Board of Directors recommends a vote FOR the ratification of the appointment of Arthur Andersen LLP, Cleveland, Ohio, as independent public accountants of the Company.

                                 ANNUAL REPORT

     The Annual Report on Form 10-K of the Company for the fiscal year ended June 30, 1996, as amended by an amendment on Form 10-K/A, (without exhibits) (the "Annual Report") is being furnished simultaneously herewith. The Annual Report is not to be considered a part of this Proxy Statement. The Company will furnish a copy of any exhibit to the Annual Report, as listed thereon, upon request and upon payment of the Company's reasonable expenses of furnishing such exhibit. Requests should be directed to the Chief Financial Officer, Waxman Industries, Inc., 24460 Aurora Road, Bedford Heights, Ohio 44146.

               STOCKHOLDER PROPOSALS FOR THE 1997 ANNUAL MEETING

     The Company intends to hold its 1997 annual meeting of stockholders in November or December 1997. In order for a stockholder proposal to be included in next year's proxy statement, it must be received by the Secretary of the Company at its offices, 24460 Aurora Road, Bedford Heights, Ohio 44146, by July 7, 1997.

                            EXPENSES OF SOLICITATION

     All expenses relating to the solicitation of proxies will be paid by the Company. Solicitation will be made principally by mail, but officers and regular employees may solicit proxies by telephone or personal contact with nominal expense to the Company. The Company will request brokers and other nominees who hold Common Stock or Class B Common Stock in their names to solicit proxies from the beneficial owners thereof and will pay the standard charges and expenses associated therewith.

                                 OTHER MATTERS

     The Board of Directors and management know of no other matters to be presented for action at the Annual Meeting. If other matters properly come before the Annual Meeting, it is intended that proxies in the accompanying form will be voted thereon in accordance with the best judgment of the person or persons voting the proxies.

     MANAGEMENT RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE NOMINEES TO THE BOARD OF DIRECTORS NAMED HEREIN, FOR PROPOSAL II (THE 1996 NON-EMPLOYEE DIRECTORS' RESTRICTED SHARE PLAN), FOR PROPOSAL III (GRANTS OF STOCK APPRECIATION RIGHTS TO CERTAIN EXECUTIVE OFFICERS) AND FOR PROPOSAL IV (THE RATIFICATION OF THE APPOINTMENT OF ARTHUR ANDERSEN LLP).

     ALL STOCKHOLDERS ARE URGED TO MARK, SIGN AND SEND IN THEIR PROXIES WITHOUT DELAY IN THE ENCLOSED ENVELOPE. PROMPT RESPONSE IS HELPFUL AND YOUR COOPERATION WILL BE APPRECIATED.

                                          By Order of the Board of Directors

                                          /s/ Kenneth Robins

                                          KENNETH ROBINS, Secretary

October 28, 1996

                                                                       EXHIBIT A

                            WAXMAN INDUSTRIES, INC.
               1996 NON-EMPLOYEE DIRECTORS' RESTRICTED SHARE PLAN

     1. Purpose. The 1996 Non-Employee Directors' Restricted Share Plan (the "Plan") of Waxman Industries, Inc., a Delaware corporation (the "Corporation"), is designed to increase the proprietary and vested interest of the non-employee directors of the Corporation in the growth, development and financial success of the Corporation by granting them awards of Restricted Shares (as defined below).

     2. Amount and Source of Stock. The maximum number of shares of the Corporation's common stock, $.01 par value per share (the "Shares") that may be subject of awards under this Plan shall be 100,000. The Corporation shall reserve such number of Shares for the purposes of the Plan, out of its authorized but unissued Shares or out of Shares held in the Corporation's treasury, or partly out of each. In the event that Shares that are awarded to a non-employee director that are subject to the transfer and forfeitability restrictions described in Section 5(c) (the "Restricted Shares") are forfeited for any reason, such Shares shall thereafter again be available for award pursuant to the Plan.

     3. Administration of the Plan. The Plan shall be administered by a committee (the "Committee") of the Board of Directors of the Corporation (the "Board") comprised of two or more members of the Board, selected by the Board, all of which members shall be "disinterested persons" as that term is defined in Rule 16b-3(d)(3) (or any successor provision) promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The Committee is hereinafter sometimes referred to as the "Administrative Body." The Administrative Body shall have full authority to interpret the Plan, to establish and amend rules and regulations relating to it and to make all other determinations necessary or advisable for the administration of the Plan.

     4. Non-Discretionary Grants. Each individual who is a non-employee director of the Corporation serving on the Board of Directors of the Corporation for five years or more at the time of the adoption of this Plan by the Board shall receive, as of the date of the adoption of this Plan by the Board, an award of 5,000 Restricted Shares for each five full years of service as a non-employee director of the Corporation. Each individual who, after the date of the adoption of the Plan, is a non-employee director of the Corporation shall receive, on each fifth anniversary of their initial election as, or their becoming a, non-employee director of the Board, an award of Restricted Shares in an amount equal to the excess of (a) the product of (i) 5,000 and (ii) the result (rounded down to the nearest whole number) obtained by dividing the number of full years of service as a non-employee director of the Corporation by 5 over (b) the number of Restricted Shares previously awarded to such individual pursuant to this Plan; provided that such person is a non-employee director of the Corporation on the date the award is granted.

     5.Terms of Awards; Acceptance of Awards; Price; Restrictions and
       Conditions.

     The Restricted Shares awarded hereunder shall be awarded only pursuant to a written agreement, which shall be executed by the non-employee director to whom an award of Restricted Shares is granted pursuant to the Plan (a "Participant") and a duly authorized officer of the Corporation and which shall contain the following terms and conditions:

          (a) ACCEPTANCE OF AWARD. An award of Restricted Shares must be accepted by the Participant within a period of sixty (60) days (or such other period as the Board may specify at grant) after the award date.

          (b) PRICE. The purchase price of each Restricted Share shall be equal to its par value, and shall be payable by the Participant by check (or by any other means acceptable to the

     Board) at the time the Participant executes the Restricted Share award agreement, unless otherwise provided by the Board.

          (c) RESTRICTIONS AND CONDITIONS. The Restricted Shares awarded to a Participant pursuant to this Section 5 shall be subject to the following restrictions and conditions:

             (i) A Participant shall not be permitted to sell, transfer, pledge, hypothecate, factualize, assign or otherwise encumber Restricted Shares (or any interest therein) awarded under the Plan prior to the date on which such Shares vest in accordance with clause (iii), except (x) in accordance with the laws of descent and distribution and (y) to the extent permitted by applicable laws, in connection with a sale, transfer or assignment to (1) the spouse or any lineal ancestor or descendant of such Participant or (2) any trust, the sole beneficiaries of which are any or all of such Participant or the spouse or any lineal ancestor or descendant of such Participant.

             (ii) Except as provided in clause (i) and this clause (ii), the Participant shall have, with respect to the Restricted Shares, all of the rights of a stockholder of the Corporation, including the right to vote the Shares and to receive any cash dividends declared on them. Stock dividends, if any, issued with respect to Restricted Shares shall be treated as additional Restricted Shares that are subject to the same restrictions and other terms and conditions that apply with respect to the Restricted Shares with respect to which such dividends are issued.

             (iii) Subject to the applicable provisions of the Restricted Share award agreement and this Section, a Participant's interest in each award of Restricted Shares shall immediately become fully vested and nonforfeitable, and the restrictions set forth in this Section 5(c) shall lapse, upon the earliest to occur of (x) the last day of the second consecutive year during which the Participant shall serve as a non-employee director commencing from the date of each award of Restricted Shares pursuant to Section 4 (such two year vesting period referred to herein as the "Term"), (y) the Participant's death or total disability, or (z) a Change in Control Date (as defined herein). Notwithstanding the foregoing, if a Participant resigns as a non-employee director for any reason or is removed for cause prior to the end of the Term for which he was awarded Restricted Shares, all such Restricted Shares that have not vested in accordance with the preceding sentence shall be forfeited immediately, and the Corporation shall reimburse the Participant an amount equal to his purchase price for such forfeited Restricted Shares. All determinations as to whether a non-employee director has become totally disabled shall be made by the Administrative Body, in good faith, upon the basis of such evidence as it deems necessary or desirable, and shall be final and binding on all interested persons.

          (d) STOCK CERTIFICATES. A stock certificate registered in the name of each Participant receiving a Restricted Share award shall be issued in respect of such Restricted Shares. Such certificate shall bear whatever appropriate legend referring to the terms, conditions, and restrictions applicable to such award as the Administrative Body shall determine. The Administrative Body may, in its sole discretion, require that the stock certificates evidencing Restricted Shares be held in custody by the Corporation until the restrictions thereon shall have lapsed. If and to the extent a Participant's interest in Restricted Shares becomes fully vested, certificates for an appropriate number of unrestricted Shares shall be delivered to the Participant promptly.

     6. Adjustments Upon Certain Events.

     If the outstanding Shares are subdivided, consolidated, increased, decreased, changed into, or exchanged for a different number or kind of shares or other securities of the Corporation through reorganization, merger, recapitalization, reclassification, capital adjustment or similar transaction, or if the Corporation shall issue additional Shares as a dividend or pursuant to a stock split or other similar corporate event affects the Shares such that an adjustment is required in order to preserve the benefits or potential benefits intended under this Plan then adjustment shall be made to any or all of the number and kind of Shares which thereafter may be awarded under the Plan, or the number and kind of Shares subject to outstanding awards. Distributions to the Corporation's stockholders consisting of property other than Shares of the Corporation or its successor and distributions to stockholders of rights to subscribe for Shares shall not result in the adjustment of the Shares subject to outstanding awards. Adjustments under this paragraph shall be made by the Administrative Body, whose determination thereof shall be conclusive and binding. Any fractional Share resulting from adjustments pursuant to this paragraph shall be eliminated from any then outstanding award. Nothing contained herein or in any award agreement shall be construed to affect in any way the right or power of the Corporation to make or become a party to any adjustments, reclassifications, reorganizations or changes in its capital or business structure or to merge, consolidate, dissolve, liquidate or otherwise transfer all or any part of its business or assets.

     7. General Restrictions.

     (a) No award of Restricted Shares hereunder shall be granted if the Corporation shall at any time determine that (i) the listing upon any securities exchange, registration or qualification under any state or federal law of any Shares otherwise deliverable upon such grant, or (ii) the consent or approval of any regulatory body or the satisfaction of withholding tax or other withholding liabilities, is necessary or appropriate in connection with such grant. In any of the events referred to in clause (i) or clause (ii) above, the grant of such awards shall be suspended and shall not be effective unless and until such withholding, listing, registration, qualifications or approval shall have been effected or obtained free of any conditions not acceptable to the Corporation in its sole discretion, notwithstanding any termination of any option or any portion of any option during the period when such grant has been suspended.

     (b) The Administrative Body may require, as a condition to the right to receive an award, that the Corporation receive from the Participant, at the time of any such award, representations, warranties and agreements to the effect that the Shares are being held by the Participant for investment only and without any present intention to sell or otherwise distribute such Shares and that the Participant will not dispose of such Shares in transactions which, in the opinion of counsel to the Corporation, would violate the registration provisions of the Securities Act of 1933, as then amended, and the rules and regulations thereunder. The certificates issued to evidence such Shares shall bear appropriate legends summarizing such restrictions on the disposition thereof.

     8. Extraordinary Event Provisions.

     (a) IMPACT OF EVENT.

     Upon the occurrence of an Extraordinary Event (as defined below), the transferability and forfeiture restrictions placed on any Restricted Shares by
Section 5 shall lapse on the Extraordinary Event Date (as defined below) and such Shares shall be deemed fully vested and owned by the Participant as of such date.

     (b) DEFINITION OF EXTRAORDINARY EVENT.

     For purposes of the Plan, an Extraordinary Event means the happening of any of the following:

          (i) any "person," as such term is used in Section 13(d) and 14(d) of the Exchange Act (other than the Corporation or any subsidiary in which the Corporation owns fifty percent (50%) or more of the total combined voting power, or any trustee or other fiduciary holding securities under an employee benefit plan of the Corporation or any such subsidiary) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange
     Act), directly
     or indirectly, of securities of the Corporation representing twenty percent (20%) or more of the combined voting power of the Company's then outstanding securities.

          (ii) during any period of two consecutive years beginning on or after the Effective Date, individuals who at the beginning of such period constitute the Board, and any new director (other than a director designated by a person who has entered into an agreement with the Corporation to effect a transaction described in clause -- (iii) or (iv) of this Section 8) whose election by the Board or nomination for election by the Corporation's stockholders was approved by a vote of at least two-thirds ( 2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved (unless the approval of the election or nomination for election of such new directors was in connection with an actual or threatened election or proxy contest), cease for any reason to constitute at least a majority thereof;

          (iii) the stockholders of the Corporation approve a merger or consolidation of the Corporation with any other corporation, other than (a) a merger or consolidation which would result in the voting securities of the Corporation outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than eighty percent (80%) of the combined voting power of the voting securities of the Corporation or such surviving entity outstanding immediately after such merger or consolidation or (b) a merger or consolidation effected to implement a recapitalization of the Corporation (or similar transaction) in which no "person" -- as such term is used in Section 13(d) and 14(d) of the Exchange Act (other than the Corporation or any subsidiary in which the Corporation owns fifty (50%) or more of the total combined voting power, or any trustee or other fiduciary holding securities under an employee benefit plan of the Corporation or any such subsidiary) acquired more than twenty percent (20%) of the combined voting power of the Corporation's then outstanding securities;

          (iv) the stockholders of the Corporation approve a plan of complete liquidation of the Corporation or an agreement for the sale or disposition by the Corporation of all or substantially all of the Corporation's assets or any transaction having a similar effect; or

          (v) there is a corporate separation or division, including, but not limited to, a split-up, spin-off or extraordinary distribution of cash, securities or other property.

The "Extraordinary Event" shall be the earliest date on which one of the events described in this Section 8 occurs.

     Notwithstanding anything in this definition to the contrary, an event or occurrence (or a series of events or occurrences) which would otherwise constitute an Extraordinary Event under the foregoing shall not constitute an Extraordinary Event for purposes of this Plan if the Board, by majority vote, determines that an Extraordinary Event does not result therefrom; but only if Continuing Directors constitute a majority of the directors voting in favor of such determination. Further, an event or occurrence (or a series of events or occurrences) which would not otherwise constitute an Extraordinary Event under the foregoing shall be deemed to constitute an Extraordinary Event for purposes of this Plan if the Board, by majority vote, determines that an Extraordinary Event does result therefrom; but only if Continuing Directors constitute a majority of the directors voting in favor of such determination. A determination by the Board under the provisions of this paragraph shall be made solely for purposes of this Plan and shall not directly or indirectly affect any determination or analysis of whether an Extraordinary Event results for any other purpose. Any determination made with respect to whether an Extraordinary Event results for purposes of any other plan or agreement of the Company shall have no effect for purposes of this Plan.

     9. Amendment. The Board shall have full authority to amend the Plan; provided, however, that the Board shall not amend the Plan more than once every six months, with respect to the provisions of the Plan which relate to the amount, price and timing of grants, other than to comport with changes in the Internal Revenue Code (the "Code"), Employee Retirement Income Security Act ("ERISA"), or the rules thereunder. Except as provided in Section 10, any amendment that (i) increases the total number of Shares reserved for the purposes of the Plan, (ii) expands the class of individuals eligible to receive grants under the Plan, (iii) increases the period for granting awards as provided herein, or (iv) modifies the Plan in any other way if such modification requires stockholder approval shall only be adopted by the Board subject to any required stockholder approval. No amendment to the Plan shall, without the consent of the Participant, materially and adversely affect his or her rights under any award theretofore granted.

     10. Termination. Unless the Plan shall theretofore have been terminated as provided hereinafter and in Section 13, the Plan shall terminate on May 14, 2006, and no awards may be granted under the Plan thereafter; provided, however, that the Board may at any time, in its sole discretion, terminate the Plan prior to the foregoing date. No termination of the Plan by the Board shall, without the consent of the Participant, materially and adversely affect his or her rights under such award theretofore granted.

     11. Taxable Income and Section 83(b) Election. Taxable income recognized by each Participant as a result of the award of Restricted Shares hereunder, and the withholding liability and withholding date with respect thereto, would be affected by a decision by each Participant to make an election under Section 83(b) of the Code (an "83(b) Election") with respect to the Restricted Shares within 30 days of the date of award. Each Participant will have the sole responsibility for determining whether to make an 83(b) Election with respect to the Restricted Shares, and for properly making such election and filing the election with the relevant taxing authorities on a timely basis. Each Participant will not rely on the Corporation for any advice in connection with the decision to whether to make, or procedures for making the 83(b) Election and each Participant should consult his or her own tax advisor with respect to the desirability of and procedures for making an 83(b) Election with respect to the Restricted Shares. Each Participant should submit to the Corporation a copy of any 83(b) Election with respect to the Restricted Shares immediately upon filing such election with the relevant taxing authority.

     12. Certain Additional Payments by the Corporation.

     (i) Each Participant shall be entitled to receive a payment (the "Gross-Up Payment") in an amount equal to the additional federal, state and local taxes payable by the Participant attributable to each award of Restricted Shares and the Gross-Up Payment such that the net amount of the award and the Gross-Up Payment, after the calculation and deduction of any such taxes with respect to such amounts, shall be equal to the award. In determining this amount: (a) the amount of the Gross-Up Payment shall be reduced by the amount of federal, state and local income taxes that could be obtained by the deduction of the portion of the Gross-Up Payment attributable to federal, state and local income taxes; (b) in the case of any tax which applies only to income below a certain level, no Gross-Up Payment will be payable with respect to such tax, except to the extent that the award or the Gross-Up Payment results in additional tax liability; and
(c) the Gross-Up Payment shall be reduced by income or excise tax withholding payments made by the Corporation to any federal, state or local taxing authority with respect to the award and/or Gross-Up Payment that was not deducted from compensation payable to the Participant.

     (ii) All determinations required to be made under this Section 12, including whether and when a Gross-Up Payment is required and the amount of such Gross-Up Payment and the assumptions to be utilized in arriving at such determination, except as specified in Section 12(i) above, shall be made by the Corporation, which shall provide detailed supporting calculation to the Participant within 15 business days after the earlier to occur of the making of an 83(b) Election by the Participant or the end of the Term. The determination of tax liability made by the Corporation shall be subject to review by the Participant's tax advisor, and, if the Participant's tax advisor does not agree with the determination reached by the Corporation, then the Corporation's independent auditors (the "Accounting Firm") and the Participant's tax advisor shall jointly make the determination. All fees and expenses of the Accounting Firm, but not tax advisors retained by the Participant, shall be borne by the Corporation. Any Gross-Up Payment, as determined pursuant to this
Section 12, shall be paid by the Corporation to the Participant within five days after the receipt of the determination.

     (iii) As a result of the uncertainty in the application of federal, state and local income taxes at the time of the initial determination hereunder, it is possible that Gross-Up Payments will not have been made by the Corporation that should have been made consistent with the calculations required to be made hereunder ("Underpayment"). In the event that the Participant thereafter is required to make a payment of any Taxes, any such Underpayment shall be promptly paid by the Corporation to or for the benefit of the Participant. In the event that the Gross-Up Payment exceeds the amount subsequently determined to be due, such excess shall constitute a loan from the Corporation to the Participant payable on the fifth day after demand by the Corporation (together with interest at the rate provided in Section 1274(b)(2)(B) of the Code).

     (iv) The Gross-Up Payments determined under this Section 12 are payable to the Participant not later than five days prior to the date on which federal estimated tax payments are due for the calendar quarter in which the Participant recognizes gross income with respect to the award for federal income tax purposes.

     13. Stockholder Approval. The Plan shall be submitted to the stockholders of the Corporation not later than at the 1996 Annual Meeting of the Corporation's stockholders. Any awards granted hereunder prior to such stockholder approval shall not be exercisable unless and until such approval is obtained. If such approval is not obtained by such date, the Plan and any awards granted hereunder shall terminate.

                                                                       EXHIBIT B

                             FORM OF SAR AGREEMENT

     This SAR AGREEMENT (the "SAR Agreement") is made and entered into as of [Date of Grant] (the "Date of Grant"), by and between Waxman Industries, Inc., a Delaware corporation (the "Company"), and [Grantee] ("Grantee").

     The Compensation Committee of the Board of Directors of the Company (the "Committee") has authorized the grant to Grantee of a stock appreciation right
("SAR") with respect to [               ] shares of the Company's common stock,
par value $0.01 per share (the "Common Stock"), upon the terms and subject to the conditions set forth in this SAR Agreement.

     The Company and Grantee agree as follows:

     I. GRANT OF SAR.

     The Company hereby grants to Grantee a SAR with respect to
[               ] shares of Common Stock (the "Shares"), upon the terms and subject to the conditions set forth in this SAR Agreement. If, and to the extent, required by applicable law or the rules and regulations of any stock exchange or similar body to which the Company is subject, the SAR will be submitted for the approval of the Company's stockholders within 12 months after Date of Grant. The date of stockholder approval of the SAR, if so required, is the "Approval Date." The SAR may be granted prior to such stockholder approval; provided, however, that, to the extent such stockholder approval is required, the SAR shall not be exercisable prior to the Approval Date; provided, further, that if such required approval has not been obtained at the end of said 12 month period, the SAR shall thereupon be canceled and become null and void.

     II. TERM OF SAR.

     The SAR shall terminate and expire on the tenth anniversary of the Date of Grant, unless sooner terminated as provided herein.

     III. EXERCISE PERIOD.

     A. Subject to the provisions of Sections 3(b), 5, 7(c), 7(d) and 8 of this SAR Agreement, the SAR shall become exercisable (in whole or in part) upon and after the third anniversary of the Date of Grant.

     B. Notwithstanding anything to the contrary contained in this SAR Agreement, the SAR may not be exercised, in whole or in part, unless and until any then-applicable requirements of all federal, state and local laws and regulatory agencies shall have been fully complied with to the satisfaction of the Company and its counsel.

     IV. EXERCISE OF SAR.

     A. There is no obligation to exercise the SAR, in whole or in part. The SAR may be exercised, in whole or in part, only by delivery to the Company of:

          1. written notice of exercise stating the number of Shares with respect to which the SAR is then being exercised (the "Exercised Shares") and the percentage or sum of the total amount the Grantee is entitled to receive with respect to the Exercised Shares which the Grantee elects to receive in cash ( a "Cash Election"), and the percentage or sum of the total amount the Grantee is entitled to receive with respect to the Exercised Shares which the Grantee elects to receive in shares of Common Stock; and

          2. if requested by the Company, in the event the Grantee elects to receive shares of Common Stock, a letter of investment intent in such form and containing such provisions as the Company may require.

     B. Upon the exercise of the SAR, the holder thereof, subject to Section 4(e), shall receive, based on the holder's election, either:

          1. that number of shares of Common Stock (the "Purchased Shares") equal to the quotient computed by dividing the Spread (as defined in Section 4(c) below) by the per share Fair Market Value (as defined by
     Section 4(d) below) of the Common Stock on the date of exercise of the SAR; provided, however, that in lieu of fractional shares, the Company shall pay in cash an amount equal to the same fraction of the per share Fair Market Value of the Common Stock on the date of exercise of the SAR; or

          2. an amount of money payable in cash equal to the Spread; or

          3. a combination of an amount payable in cash and a number of Purchased Shares calculated as provided in Section 4(b)(i) above (after reducing the Spread by such cash amount); plus any amounts payable in lieu of any fractional shares as provided above.

     C. The term "Spread," with respect to any SAR exercised, shall mean an amount equal to the product computed by multiplying (A) the excess of (x) the Fair Market Value per share of Common Stock on the date the SAR is exercised, over (y) the initial valuation of the SAR of $3 3/8 per share (the "Initial Valuation"); by (B) the number of Shares with respect to which such SAR is being exercised.

     D. The per share "Fair Market Value" of shares of Common Stock on any particular date shall be determined as follows: (i) if the Common Stock is listed on an exchange or exchanges, or admitted for trading in a market system (a "Market System") which provides last sale data under Rule 11Aa3-1 of the General Rules and Regulations of the Securities and Exchange Commission (the "SEC") under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the last reported sales price per share on the last business day prior to such date on the principal exchange on which it is traded, or in a Market System, as applicable, or if no sale was made on such day on such principal exchange or in such Market System, as applicable, the last reported sales price per share on the most recent day prior to such date on which a sale was reported on such exchange or such Market System, as applicable; or (ii) if the Common Stock is not then traded on an exchange or in a Market System, the average of the closing bid and asked prices per share for the Common Stock in the over-the-counter market as quoted on NASDAQ on the day prior to such date; or
(iii) if the Common Stock is not listed on an exchange or quoted on NASDAQ, an amount determined in good faith by the Committee; provided, however, that, for purposes of determining the Fair Market Value of the Shares of Common Stock deliverable to Grantee pursuant to Section 4(b) above, if all of the shares of Common Stock receivable by the Grantee pursuant to Section 4(b) hereof are not freely transferable by the recipient thereof upon the receipt thereof pursuant to a exemption from the registration requirements of the Securities Act of 1933 as amended (the "Act") or pursuant to a registration statement with respect to the offer and sale of such shares of Common Stock which has been declared effective by the SEC, the Fair Market Value of the Purchased Shares shall reflect a discount to take into account the diminution in value of such shares of Common Stock resulting from the restrictions on the free transferability thereof, such discount to be determined by the Committee.

     E. Notwithstanding the provisions of this Section, the SAR may not be exercised during the first six months following its Date of Grant.

     V. TERMINATION OF EMPLOYMENT.

     A. If Grantee shall have been an officer, director, employee or consultant of the Company at the Date of Grant, and thereafter shall cease to serve the Company or any subsidiary of the Company in any such capacity for any reason other than "for cause" (as defined below), death or permanent disability, Grantee shall have the right, subject to the provisions of Section 5(b) below, to exercise the SAR with respect to all shares with respect to which the SAR was exercisable at the date Grantee's employment terminated as to which the SAR had not previously been exercised at any time within one (1) year after the date Grantee ceased to be an officer or director or director of, or to be employed by, or to be a consultant to the Company or any subsidiary of the Company, but not later than the SAR Expiration Date; and to the extent unexercised at the end of this period, the SAR shall terminate. The Committee, in its sole and absolute discretion, shall determine whether or not authorized leaves of absence shall constitute termination of employment for purposes of this SAR Agreement.

     B. If Grantee shall be terminated "for cause" by the Company, the SAR shall terminate upon the date of termination. For Purposes of this SAR Agreement, "for cause" shall mean: (a) Grantee's willful misconduct or gross neglect in the performance of his duties as an employee of, or consultant to, the Company, as the case may be, which in either case has resulted, or is likely to result, in material economic damage to the Company, (b) the material breach by Grantee of his employment or consulting duties, as the case may be, which has resulted, or is likely to result, in material economic damage to the Company or (c) the conviction of Grantee of a felony which constitutes a crime of moral turpitude. For purposes of this Section 5(b), no act, or failure to act, on Grantee's part, will be considered "willful" unless done or omitted to be done by him not in good faith and without a reasonable belief that his action or omission was in furtherance of the Company business.

     C. If Grantee shall die or become permanently disabled while in the employ of, or a consultant to, the Company or any subsidiary of the Company, then Grantee, Grantee's executors or administrators or any person or persons acquiring the SAR directly from Grantee by bequest or inheritance, shall have the right to exercise the SAR in full, to the extent the SAR had not previously been exercised, at any time within one (1) year after such death or permanent disability but not later than the SAR Expiration Date; and to the extent the SAR is unexercised at the end of that period, the SAR will terminate. Grantee shall be deemed to be permanently disabled in the event Grantee shall be unable to render the services or perform his duties to the Company by reason of illness, injury or incapacity (whether physical, mental, emotional or psychological) for a period of either (i) one hundred eighty (180) consecutive days or (ii) two hundred seventy (270) days in any consecutive three hundred sixty-five (365) day period.

     VI. RESTRICTIONS ON PURCHASED SHARES.

     None of the Purchased Shares shall be transferred (with or without consideration), sold, offered for sale, assigned, pledged, hypothecated or otherwise disposed of (each a "Transfer") and the Company shall not be required to register any such Transfer and the Company may instruct its transfer agent not to register any such Transfer, unless and until all of the following events shall have occurred:

          A. the Purchased Shares are Transferred pursuant to and in conformity with (i) (x) a registration statement filed with, and declared effective by, the SEC pursuant to the Act or (y) an exemption from the registration requirements of the Act; and (ii) the securities laws of any state of the United States; and

          B. Grantee has, prior to the Transfer of such Purchased Shares, and if requested by the Company, provided all relevant information to Company's counsel so that upon Company's request, the Company's counsel is able to, and actually prepares and delivers to the Company a written opinion that the proposed Transfer (i) is pursuant to a registration statement which has been filed with the SEC and is then effective, or (ii) is exempt from the registration requirements of the Act as then in effect, and the Rules and Regulations of the SEC thereunder. The Company shall bear all reasonable costs of preparing such opinion.

     Any attempted Transfer which is not in full compliance with this Section 6 shall be null and void ab initio, and of no force and effect.

     VII. ADJUSTMENTS UPON RECAPITALIZATION.

     Subject to any required action by the stockholders of the Company:

          A. If the outstanding shares of the Common Stock shall be subdivided into a greater number of shares of the Common Stock, or a dividend in shares of Common Stock or other securities of the Company convertible into or exchangeable for shares of the Common Stock (in which latter event the number of shares of Common Stock issuable upon the conversion or exchange of such securities shall be deemed to have been distributed) shall be paid in respect of the shares of Common Stock, the Initial Valuation in effect immediately prior to such subdivision or at the record date of such dividend shall, simultaneously with the effectiveness of such subdivision or immediately after the record date of such dividend, be proportionately reduced, and conversely, if the outstanding shares of Common Stock shall be combined into a smaller number of shares of Common Stock, the Initial Valuation in effect immediately prior to such combination shall, simultaneously with the effectiveness of such combination, be proportionately increased.

          B. When any adjustment is required to be made in the Initial Valuation, the number of Shares with respect to which the SAR applies shall be adjusted to that number of Shares determined by (i) multiplying an amount equal to the number of Shares with respect to which the SAR applies immediately prior to such adjustment by the Initial Valuation in effect immediately prior to such adjustment, and then (ii) dividing that product by the Initial Valuation in effect immediately after such adjustment.

          C. In the case of any capital reorganization, any reclassification of the Common Stock (other than a change in par value or recapitalization described in Section 7(a) of this SAR Agreement), or the consolidation of the Company with, or a sale of all or substantially all of the assets of the Company to (which sale is followed by a liquidation or dissolution of the Company), or merger of the Company with another person (a "Reorganization Event"), the Committee shall be obligated to determine, in its sole and absolute discretion, whether the Reorganization Event shall constitute a "Liquidity Event," and to deliver to the Grantee at least 15 days prior to such Reorganization Event (or at least 15 days prior to the date of record for stockholders entitled to share in the securities or property distributed in the Reorganization Event, if a record date is set) a notice which shall (i) indicate whether the Reorganization Event shall be considered a Liquidity Event and (ii) advise the Grantee of his rights pursuant to this SAR Agreement. If the Reorganization Event is determined to be a Liquidity Event, (i) in its sole and absolute discretion, the surviving corporation may, but shall not be obligated to, tender stock appreciation rights to the Grantee with respect to the surviving corporation which shall contain terms and provisions that substantially preserve the rights and benefits of this SAR, or (ii) in the event that no stock appreciation rights have been tendered by the surviving corporation pursuant to the terms of item (i) immediately above, the Grantee shall have the right, exercisable during a 10 day period ending on the fifth day prior to the Reorganization Event (or ending on the fifth day prior to the date of record for stockholders entitled to share in the securities or property distributed in the Reorganization Event, if a record date is set), to exercise in whole or in part his SAR, without regard to the vesting provisions of this SAR Agreement, on the condition, however, that the Reorganization Event is actually effected; and if the Reorganization Event is actually effected, such exercise shall be deemed effective (and, if applicable, the Grantee shall be deemed a stockholder with respect to the Purchased Shares, if any) immediately preceding the effective time of the Reorganization Event (or on the date of record for stockholders entitled to share in the securities or property distributed in the Reorganization Event, if a record date is set). If the Reorganization Event is not determined to be a Liquidity Event, the Grantee shall thereafter be entitled upon exercise of the SAR to receive the cash and/or to purchase the kind and number of shares of stock or other securities or property of the surviving corporation receivable upon such event by a holder of the number of shares of the Common Stock which the SAR would have entitled the Grantee to receive and/or purchase from the Company if the Reorganization Event had not occurred, and in any such case, appropriate adjustment shall be made in the application of the provisions set forth in this SAR Agreement with respect to the Grantee's rights and interests thereafter, to the end that the provisions set forth in this SAR Agreement (including the specified changes and other adjustments to the Initial Valuation) shall thereafter be applicable in relation to any shares or other property thereafter purchasable upon exercise of the SAR.

          D. To the extent that the foregoing adjustments relate to stock or securities of the Company, such adjustments shall be made by the Committee, and its determination shall be final, binding and conclusive.

          E. The provisions of this Section 7 are intended to be exclusive, and Grantee shall have no other rights upon the occurrence of any of the events described in this Section 7.

          F. The grant of the SAR shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes in its capital or business structure, or to merge, consolidate, dissolve or liquidate, or to sell or transfer all or any part of its business or assets.

     VIII. EXTRAORDINARY EVENT PROVISIONS.

     (1) Impact of Event.

     Upon the occurrence of an Extraordinary Event (as defined below), the Grantee shall have the right, exercisable during the 90 day period preceding the occurrence of the Extraordinary Event to exercise in whole or in part his SAR without respect to the vesting provisions of this SAR Agreement, on the condition, however, that the Extraordinary Event actually occurs, and if the Extraordinary Event actually occurs, such exercise shall be deemed effective (and, if applicable, the Grantee shall be deemed a stockholder with respect to the Purchased Shares, if any), immediately preceding the occurrence of the Extraordinary Event (or the date of record for stockholders entitled to share in such Extraordinary Event, if a record date is set).

     (a) Definition of Extraordinary Event

     For purposes hereof an Extraordinary Event means the happening of any of the following:

          (i) any "person," as such term is used in Section 13(d) and 14(d) of the Exchange Act (other than the Company or any subsidiary in which the Company owns fifty percent (50%) or more of the total combined voting power, or any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any such subsidiary) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing twenty percent (20%) or more of the combined voting power of the Company's then outstanding securities.

          (ii) during any period of two consecutive years beginning on or after the Date of Grant, individuals who at the beginning of such period constitute the Board of Directors of the Company (the "Board"), and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in clause -
     (iii) or (iv) of this Section 8) whose election by the Board or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds ( 2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved (unless the approval of the election or nomination for election of such new directors was in connection with an actual or threatened election or proxy contest), cease for any reason to constitute at least a majority thereof;

          (iii) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than (a) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than eighty percent (80%) of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation or (b) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no "person" -- as such term is used in Section 13(d) and 14(d) of the Exchange Act (other than the Company or any subsidiary in which the Company owns fifty (50%) or more of the total combined voting power, or any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any such subsidiary) acquired more than twenty percent (20%) of the combined voting power of the Company's then outstanding securities; or

          (iv) the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets or any transaction having a similar effect; or

          (v) there is a corporate separation or division, including, but not limited to a split-up, spin-off or extraordinary distribution of cash, securities or other property.

The date of the occurrence of an "Extraordinary Event" shall be the earliest date on which one of the events described in this Section 8 occurs.

     IX. WAIVER OF RIGHTS TO PURCHASE STOCK.

     By signing this SAR Agreement, Grantee acknowledges and agrees that neither the Company nor any other person or entity is under any obligation to sell or transfer to Grantee any stock appreciation right, option or equity security of the Company, other than the Shares subject to the SAR and any other right or option to purchase Common Stock which was previously granted to Grantee by the Committee, and hereby specifically waives all rights which he or she may have had prior to the date of this SAR Agreement to receive any such stock appreciation right, option or equity security of the Company.

     X. INVESTMENT INTENT.

     Grantee represents and agrees that if he or she exercised the SAR in whole or in part and if at the time of such exercise this SAR Agreement and/or the Purchased Shares have not been registered under the Act, he or she will acquire the Purchased Shares upon such exercise for the purpose of investment and not with a view to the distribution of such Purchased Shares in violation of the Act, and that upon each exercise of the SAR he or she will furnish to the Company a written statement to such effect and such other documentation as the Company may request.

     XI. LEGEND ON STOCK CERTIFICATES.

     Grantee agrees that all certificates representing the Purchased Shares will be subject to such stock transfer orders and other restrictions (if any) as the Company may deem advisable under the rules, regulations and other requirements of the SEC, any stock exchange upon which the Common Stock is then listed and any applicable federal or state securities laws, and the Company may cause a legend or legends to be put on such certificates to make appropriate reference to such restrictions.

     XII. NO RIGHTS AS STOCKHOLDER.

     Except as may be otherwise provided herein, Grantee shall have no rights as a stockholder with respect to the Shares until the date of the issuance to Grantee of a stock certificate or stock certificates evidencing Purchased Shares. Except as may be provided in Section 7 or 8 of this SAR Agreement, no adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights for which the record date is prior to the date such stock certificate is issued.

     XIII. MODIFICATION.

     The Committee may modify, extend or renew the SAR or accept the surrender of, and authorize the grant of a new stock appreciation right in substitution for the SAR (to the extent not previously exercised). No modification of the SAR shall be made, without the consent of Grantee, which would alter or impair any rights of the Grantee under the SAR.

     XIV. WITHHOLDING.

     A. The Company shall be entitled to require as a condition of delivery of any cash or Purchased Shares upon exercise of any SAR that the Grantee agree to remit, at the time of such delivery or at such later date as the Company may determine, an amount sufficient to satisfy all federal, state and local withholding tax requirements relating thereto, and Grantee agrees to take such other action required by the Company to satisfy such withholding requirements.

     B. With the consent of the Committee, and in accordance with any rules and procedures from time to time adopted by the Committee, Grantee may elect to satisfy his obligations under Section 14(a) above by (i) directing the Company to withhold a portion of the cash or Purchased Shares otherwise deliverable or to tender back to the Company a portion of the Purchased Shares issued where the Grantee is a Section 16(b) Person and has not made an election under Section 83(b) of the Code (a "Withholding Right"); or (ii) tendering other shares of the Common Stock of the Company which are already owned by Grantee which in all cases have a fair market value (as determined in accordance with the provisions of Section 4(d) hereof) on the date as of which the amount of tax to be withheld is determined (the "Tax Date") equal to the amount of taxes to be paid by such method.

     C. To exercise a Withholding Right, the Grantee must follow the election procedures set forth below, together with such additional procedures and conditions set forth in this SAR Agreement or otherwise adopted by the
Committee:

          1. the Grantee must deliver to the Company his written notice of election (the "Election") and specify whether all or a stated percentage of the applicable taxes will be paid in accordance with Section 14(b) above and whether the amount so paid shall be made in accordance with the "flat" withholding rates for supplemental wages or as determined in accordance with Grantee's Form W-4 (or comparable state or local form);

          2. unless disapproved by the Committee as provided in Subsection (iii) below, the Election once made will be irrevocable; and

          3. no Election is valid unless the Committee has approved such Election, and such Election may be disapproved by the Committee, in its sole discretion, with or without cause or reason therefor; provided, if the Committee has not approved or disapproved the Election on or prior to the Tax Date, the Election will be deemed approved.

     XV. GENERAL PROVISIONS.

     A. Further Assurances. Grantee shall promptly take all actions and execute all documents requested by the Company which the Company deems to be reasonably necessary to effectuate the terms and intent of this SAR Agreement.

     B. Notices. All notices, requests, demands and other communications under this SAR Agreement shall be in writing and shall be given to the parties hereto as follows:

        1. If to the Company, to:

          Waxman Industries, Inc.
          24460 Aurora Road
          Bedford Heights, Ohio 44146
          Attn: Chief Financial Officer

        2. If to Grantee, to the address set
          forth in the records of the Company,

or at such other address or addresses as may have been furnished by such either party in writing to the other party hereto. Any such notice, request, demand or other communication shall be effective (i) if given by mail, 72 hours after such communication is deposited in the mail by first-class certified mail, return receipt requested, postage prepaid, addressed as aforesaid, or (ii) if given by any other means, when delivered at the address specified in this subparagraph
(b).

     C. Transferability of SAR. Grantee may not, without the prior consent of the Committee, sell, transfer, assign or otherwise dispose of the SAR except by will or the laws of descent and distribution and the SAR may be exercised during the lifetime of the Grantee, only by the Grantee or by his or her guardian or legal representative; provided, however, that Grantee, to the extent permitted by applicable laws, may sell, transfer, assign or otherwise dispose of the SAR to, and, in the event of any such sale, transfer, assignment or disposition, the SAR may be exercised by, (i) Grantee's spouse or any lineal ancestor or descendant of Grantee or (ii) any trust or partnership, the sole beneficiaries or partners, as the case may be, of which are any one or all of Grantee or the spouse or any lineal ancestor or descendant of Grantee..

     D. Successors and Assigns. Except to the extent specifically limited by the terms and provisions of this SAR Agreement, this SAR Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, assigns, heirs and personal representatives.

     E. Governing Law. THIS SAR AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE APPLICABLE TO CONTRACTS MADE IN, AND TO BE PERFORMED WITHIN, THAT STATE.

     F. Miscellaneous. Titles and captions contained in this SAR Agreement are inserted for convenience of reference only and do not constitute a part of this SAR Agreement for any other purpose. Except as specifically provided herein, neither this SAR Agreement nor any right pursuant hereto or interest herein shall be assignable by any of the parties hereto without the prior written consent of the other party hereto.

     The Company and the Grantee each hereby agrees to be bound by all of the terms and conditions of this SAR Agreement.

                                          WAXMAN INDUSTRIES, INC.

                                          By: _________________________________

                                          _____________________________________
                                          [Name of Grantee]

PROXY                       WAXMAN INDUSTRIES, INC.                        PROXY

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.
              ANNUAL MEETING OF STOCKHOLDERS - NOVEMBER 26, 1996

The undersigned appoints each of Melvin Waxman and Armond Waxman, each with the power to appoint his substitute, as proxies of the undersigned, and hereby authorizes them to represent and to vote, as designated on the reverse side of this Proxy Card, all the shares of Common Stock and Class B Common Stock of Waxman Industries, Inc. held of record by the undersigned on October 21, 1996, at the Annual Meeting of Stockholders of Waxman Industries, Inc. to be held on November 26, 1996.

              (CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE.)


A /X/ PLEASE MARK YOUR VOTES AS IN THIS EXAMPLE.

                FOR all nominees       WITHHOLD
                listed at right       AUTHORITY
               (except as marked      to vote for
            to the contrary below)    all nominees
1. Election of      / /                    / /     Nominees: Melvin Waxman
   Directors                                                 Armond Waxman
                                                             Laurence S.Waxman
                                                             Irving Z. Friedman
                                                             Samuel J. Krasney
                                                             Judy Robins
                                                             William R. Pray
(INSTRUCTIONS: To withhold authority to vote for any individual nominee, write that nominee's name on the space provided below.)

--------------------------------------------------

                                                  FOR   AGAINST  ABSTAIN
2. Approval of the Company's 1996 Non-             / /    / /     / /
   Employee Directors' Restricted Share Plan.

3. Approval of the grants of Stock                 / /    / /     / /
   Appreciation Rights to certain executive officers.

4. Ratification of the appointment of Arthur       / /    / /     / /
   Andersen LLP as independent public accountants.

5. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting and any adjournment thereof.

   THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL NOMINEES AND IN FAVOR OF PROPOSALS II, III AND IV.

__________________     ____________________________      DATED: __________, 1996
SIGNATURE              SIGNATURE IF HELD JOINTLY

NOTE: Please sign exactly as name or names appear hereon. When shares are held by jointly tenants, both must sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by the president or other authorized officer. If a partnership, please sign in partnership name by any authorized person.